Shareholder Authorization

Proposal to Adopt 150% Asset Coverage Requirement (SBCAA Election)

Executive Summary

On November 3, 2025, X1 Capital Inc. (the “Company”) had a meeting with its sole shareholder to approve a reduction of the Company’s asset coverage requirement from 200% to 150% under Section 61(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). This change effectively permits a debt-to-equity ratio up to 2:1 (from ~1:1), providing the Company with greater flexibility to fund attractive investments, scale efficiently, and potentially enhance returns for shareholders—while maintaining robust risk management.

The Board of Directors (“Board”) recommends approval.

As this meeting had 100% participation by Shareholders, the Company did not file a DEF 14A.

Background and Purpose

•Current framework. As a business development company (“BDC”), the Company is subject to senior securities limitations and asset coverage requirements under Sections 18 and 61 of the 1940 Act. The default requirement is 200% asset coverage (≈ 1:1 debt-to-equity).

•What’s changing. The Small Business Credit Availability Act allows BDCs, with shareholder approval, to operate with 150% asset coverage (≈ 2:1 debt-to-equity).

•Strategic rationale. The Board and management believe the additional flexibility will help the Company:

oFund a broader pipeline of senior secured loans and other income-producing assets;

oImprove operating leverage and expense ratios across a larger balance sheet;

oSupport earnings growth and dividend capacity over the cycle; and

oRemain competitive with peers that have already adopted 150% coverage.

How the 150% Asset Coverage Works

•Definition. “Asset coverage” equals (Total Assets – All Liabilities and Indebtedness Not Represented by Senior Securities) ÷ (Aggregate Senior Securities).

•Practical cap. 150% coverage translates to a maximum regulatory debt-to-equity of 2:1.

•Ongoing compliance. The Company will calculate and test asset coverage at each time it issues senior securities and on an ongoing basis.

Expected Benefits

1.Greater capacity to deploy into core strategy. Incremental borrowing capacity can be directed to loans to borrowers consistent with our underwriting standards.

2.Potentially higher net investment income (NII). More earning assets may increase NII per share (subject to spreads, funding costs, and non-accruals).

3.Enhanced competitiveness. Many BDC peers have already made this election; maintaining parity supports deal flow and sponsor relationships.

4.Capital structure flexibility. Broader options across revolvers, unsecured notes, and preferreds; potential to ladder maturities and optimize cost of capital.

Key Safeguards and Risk Management

•Stress testing and scenario analysis.

•Liquidity management.

•Asset quality discipline.

•Funding diversification.

Risks to Consider

•Increased sensitivity to credit losses. Higher leverage can amplify NAV declines in downturns or if non-accruals rise.

•Interest-rate and funding risk. Spread compression, higher funding costs, or limited market access can pressure NII and coverage.

•Covenant constraints. Credit facility and indenture covenants (separate from the 1940 Act) may restrict actions or accelerate if breached.

•Market perception. Operating at higher leverage may increase share-price volatility and widen trading discounts during stress.

Effect on Dividends and Fees

•Dividends. Over time, higher earning assets may support higher or more stable distributions; however, dividends remain subject to realized income, taxable distribution requirements, and Board determination.

•Fees. If the Company becomes externally managed, the investment advisory agreement’s base and incentive fees apply to a larger asset base.

What Happens If Asset Coverage Falls Below 150%?

If the Company falls below the required coverage, it cannot incur additional senior securities and cannot declare or pay common dividends or repurchase common stock unless compliant pro forma. Management would prioritize deleveraging actions (asset sales, equity issuance, expense controls) to restore compliance.

Shareholder Vote and Required Approval

•Vote standard. Approval requires the affirmative vote of a “majority of the outstanding voting securities” as defined in the 1940 Act (the lesser of (i) 67% of the voting securities present if more than 50% outstanding are present, or (ii) more than 50% of the outstanding voting securities).

•Effective date. If shareholders approve, the 150% asset coverage becomes effective the day after approval.

•If not approved. The Company will continue to operate at 200% asset coverage.

Board Recommendation

After careful consideration of the benefits, risks, and alternatives, the Board recommends a vote “FOR” the Proposal.

Approval:

Growth Lending LLC

100% owner of all outstanding X1 Capital Inc.

/s/ Ladislas Mysyrowicz

Ladislas Mysyrowicz

Authorized Representative

Date: November 3, 2025